Exhibit 23.1



                Shatswell, MacLeod & Company, P.C.
                   Certified Public Accountants
                          83 Pine Street
              West Peabody, Massachusetts 01960-3635
                     Telephone (978) 535-0206
                     Facsimile (978) 535-9908





             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of New England Community Bancorp, Inc., of our report dated January 29, 1998, except for Note 2, as to which the date is February 10, 1998, on our audits of the consolidated financial statements of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in New England Community Bancorp, Inc.'s 1997 Annual Report on Form 10-K.



                                   /S/ SHATSWELL, MACLEOD & COMPANY, P.C.
                                   Shatswell, MacLeod & Company. P.C.

West Peabody, Massachusetts
October 8, 1998